UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of Registrant as specified in its charter)

Delaware		001-36166		27-1566372
(State or other jurisdiction of incorporation)		(Commission File No.)		(IRS Employer Identification No.)

	222 Berkeley Street Boston, MA		02116
(Address of principal executive offices)			(Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 4 to the Superpriority Senior Secured Debtor-in-Possession and Exit Term Loan Credit Agreement

On January 15, 2014, Houghton Mifflin Harcourt Company (the “Company”) entered into Amendment No. 4 to the Superpriority Senior Secured Debtor-In-Possession and Exit Term Loan Credit Agreement (the “Amendment”), by and among the Company, Houghton Mifflin Harcourt Publishers Inc. (“HMHP”), HMH Publishers LLC (“Publishers”), Houghton Mifflin Harcourt Publishing Company (“HMCo”, and together with HMHP and Publishers, collectively, the “Borrowers”), certain other subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “Term Agent”).

The Amendment amends the Superpriority Senior Secured Debtor-in-Possession and Exit Term Loan Credit Agreement, dated as of May 22, 2012 (as previously amended, the “Term Credit Agreement”), by and among the Borrowers, the Subsidiary Guarantors, the lenders party thereto and  the Term Agent, which governs the Borrowers’ senior secured term loan credit facility.

Among other things, the Amendment reduced the interest rates applicable to the loans under the term loan facility.  As a result of the Amendment, interest rates for loans under the term loan facility will be (i) ABR plus 2.25% per annum, a reduction from ABR plus 3.25% in effect prior to the Amendment, and (ii) LIBOR plus 3.25% per annum, a reduction from LIBOR plus 4.25% in effect prior to the Amendment.

In connection with the Amendment, the Company, the Borrowers and the Subsidiary Guarantors ratified and reaffirmed the guaranties and the grant of the pledge and security interests under the Term Credit Agreement and the security documents entered into in connection with the Term Credit Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1
Amendment No. 4 to the Superpriority Senior Secured Debtor-In-Possession and Exit Term Loan Credit Agreement, dated as of January 15, 2014, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, certain other subsidiaries of Houghton Mifflin Harcourt Company, as Subsidiary Guarantors, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

Dated: January 16, 2014	By:	/s/ William F. Bayers
		Name:	William F. Bayers
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Document Description
10.1
Amendment No. 4 to the Superpriority Senior Secured Debtor-In-Possession and Exit Term Loan Credit Agreement, dated as of January 15, 2014, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, certain other subsidiaries of Houghton Mifflin Harcourt Company, as Subsidiary Guarantors, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.